                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                       REAL ESTATE ASSOCIATES LIMITED III
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                       REAL ESTATE ASSOCIATES LIMITED III

                            9090 WILSHIRE BOULEVARD
                        BEVERLY HILLS, CALIFORNIA 90211

                                                                    May 21, 2001

                             YOUR VOTE IS IMPORTANT
                                PLEASE ACT TODAY

Dear Limited Partners:

     An organization controlled by David L. Johnson, Bond Purchase, L.L.C.(1), has started a consent solicitation and is attempting to seize control of your Limited Partnership. Mr. Johnson's dissident group is asking limited partners to sign consent forms to remove, we believe without cause, your existing General Partners(2) and replace your experienced, qualified General Partners with Mr. Johnson's affiliate. YOUR GENERAL PARTNERS ARE UNANIMOUSLY OPPOSED TO THE BOND PURCHASE SOLICITATION.

     AS MANAGING GENERAL PARTNER OF YOUR PARTNERSHIP, NAPICO STRONGLY RECOMMENDS THAT YOU OPPOSE THE BOND PURCHASE SOLICITATION AND URGES YOU NOT TO PROVIDE YOUR CONSENT TO THE REMOVAL OF YOUR GENERAL PARTNERS AND THE ELECTION OF MR. JOHNSON'S AFFILIATE AS GENERAL PARTNER OF YOUR PARTNERSHIP. DO NOT SIGN ANY BLUE CONSENT CARD THIS DISSIDENT GROUP MAY SEND YOU.

     We regret that your Limited Partnership is faced with a potentially disruptive and costly consent process but we assure you that your General Partners are acting and will continue to act vigorously to protect your best interests. AGAIN, WE CAUTION YOU NOT TO SIGN ANY BLUE CONSENT CARD OR OTHER MATERIALS YOU MAY RECEIVE FROM BOND PURCHASE.

     EVEN IF YOUR PREVIOUSLY SIGNED AND RETURNED A BLUE CONSENT CARD, YOU HAVE EVERY RIGHT TO REVOKE YOUR CONSENT. WE URGE YOU TO SIGN, DATE, FAX AND MAIL THE ENCLOSED WHITE CONSENT REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO:
                             ACS SECURITY SERVICES INC.
                             3988 NO. CENTRAL EXPRESSWAY
                             BLDG. 5, SIXTH FLOOR
                             DALLAS, TX 75204
                             FAX: (214) 887-7198
                             ATTN: SHARI EASTWOOD

     YOUR PROMPT ACTION IS IMPORTANT. PLEASE RETURN THE WHITE CONSENT REVOCATION CARD TODAY.

---------------

(1) Bond Purchase, L.L.C., a Missouri limited liability company ("Bond
    Purchase").

(2) Your general partners are National Partnership Investments Corp., a California corporation ("NAPICO") and Coast Housing Investments Associates, a California limited partnership (collectively, "General Partners").

                     $3 MILLION CASH DISTRIBUTION INTENDED

     You should know that your General Partners have determined to distribute to limited partners up to $3 million of your Partnership's cash reserves by year end to the extent not otherwise utilized prior to that time. We have maintained our cash reserves to provide your Limited Partnership with the financial flexibility to negotiate with local general partners in our continuing efforts to sell assets, and as a potential distribution to you to cover potential income tax liability you may incur if we sell such assets. Nevertheless, we have now determined to distribute a substantial portion of our cash reserves to you by year end and as set forth above. This distribution of cash reserves, when declared, will be in addition to the approximately $6.9 million cash distribution made to limited partners in 1999.

     Bond Purchase owns limited partner interests in the Partnership and is a company managed by David L. Johnson. Bond Purchase has purchased limited partnership interests in the Partnership relatively recently and we believe that its interests are not aligned with the other limited partners.

     In what we believe is a blatant attempt to get your consent to take control of your Partnership and its substantial cash reserves, we believe that Bond Purchase has given you misleading and inaccurate information in its solicitation materials, mischaracterized our management of the Partnership and has feigned concern for your investments. WE URGE YOU TO CONSIDER CAREFULLY THE CLAIMS THAT BOND PURCHASE INCLUDED IN ITS SOLICITATION MATERIALS AND, MORE IMPORTANTLY, WHAT WE BELIEVE ARE THE FACTS CONCERNING SUCH MATTERS:

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  BOND PURCHASE'S CLAIM:                          THE FACTS:
-----------------------------------------------------------------------------------------------------

  Bond Purchase advocates the sale of the         Bond Purchase's interests are not aligned with
  Partnership's remaining assets, but fails to    yours in our view. In fact, the sale of the
  tell you that it may not be subject to the      remaining Partnership assets could result in
  same tax consequences as the other limited      vastly different tax consequences for Bond
  partners arising out of such a sale.            Purchase as compared to the other limited
                                                  partners. Bond Purchase fails to tell you that,
                                                  unlike the other limited partners, it may not
                                                  be subject to the same tax liability resulting
                                                  from the recapture of prior depreciation
                                                  expenses because it acquired its limited
                                                  partnership interests relatively recently. (See
                                                  page 3 of the enclosed materials.) WE URGE YOU
                                                  NOT TO BE MISLED.
-----------------------------------------------------------------------------------------------------
  Bond Purchase implies that we are               We have maintained the $5 million cash reserve
  inappropriately holding in excess of $5         to provide us with the financial flexibility to
  million that should be distributed to the       negotiate with the local general partners in
  limited partners.                               our efforts to sell the remaining Partnership
                                                  assets and to distribute to the limited
                                                  partners to cover the income tax liability you
                                                  may incur if we sell such assets.
                                                  NEVERTHELESS, WE INTEND TO DISTRIBUTE UP TO $3
                                                  MILLION OF THE CASH RESERVE TO THE LIMITED
                                                  PARTNERS TO THE EXTENT NOT OTHERWISE UTILIZED
                                                  PRIOR TO THE END OF 2001.
                                                  Finally, you should know that we have invested
                                                  the cash reserve and it accrues interest for
                                                  the benefit of all limited partners. (See page
                                                  3 of the enclosed materials.) WE URGE YOU NOT
                                                  TO BE MISLED.
-----------------------------------------------------------------------------------------------------

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  BOND PURCHASE'S CLAIM:                          THE FACTS:
-----------------------------------------------------------------------------------------------------

  Bond Purchase tells you that it intends to      Bond Purchase, despite telling you that it
  investigate claims against the General          intends to investigate claims against the
  Partners when, in fact, its owner is being      General Partners, has provided no information
  sued by affiliates of the General Partners.     regarding the nature of or basis for any such
                                                  alleged claims. The General Partners know of no
                                                  grounds for such claims, but believe that the
                                                  timing of these filings suggests that Mr.
                                                  Johnson is pursuing the removal of the General
                                                  Partners as a retaliatory measure in connection
                                                  with ongoing litigation filed against him by
                                                  affiliates of the General Partners.

                                                  On September 1, 2000, certain entities
                                                  affiliated with us filed a lawsuit against Mr.
                                                  Johnson and entities he controls. In the
                                                  lawsuit, our affiliates assert claims for
                                                  breach of contract, breach of the covenant of
                                                  good faith and fair dealing, breach of
                                                  fiduciary duty, negligence, fraud and civil
                                                  conspiracy, unjust enrichment, unfair business
                                                  practices, securities fraud and RICO
                                                  violations, arising out of what we believe is
                                                  Mr. Johnson's and his affiliated entities'
                                                  fraudulent and improper conduct and financial
                                                  mismanagement in connection with the operation
                                                  of 22 investment property partnerships. It was
                                                  not until that lawsuit was filed that Bond
                                                  Purchase sent the Solicitation Materials to
                                                  you. (See page 4 of the enclosed materials.) WE
                                                  URGE YOU NOT TO BE MISLED.
-----------------------------------------------------------------------------------------------------
  Bond Purchase suggests that the General         We believe this assertion is misleading and
  Partners have been charging the Partnership     untrue. The fact is that the management fees
  excessive management fees.                      charged by NAPICO have been reduced
                                                  substantially following the 1998 sale of
                                                  assets. In fact, management fees have dropped
                                                  by over seventy percent (70%) after the sale of
                                                  assets in 1998, falling from more than $450,000
                                                  in 1998 to approximately $129,000 in 1999 and
                                                  2000.

                                                  Bond Purchase also fails to tell you that its
                                                  proposed plan to reduce management fees would
                                                  equate to a meager annual savings of
                                                  approximately $2.25 per unit, or less than 5
                                                  cents per week. (See page 4 of the enclosed
                                                  materials.) WE URGE YOU NOT TO BE MISLED.
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
  BOND PURCHASE'S CLAIM:                          THE FACTS:
-----------------------------------------------------------------------------------------------------

  Bond Purchase gives you outdated data, and      The $506,227 in fees for 1998 that Bond
  claims that the General Partners may have       Purchase described to you as "administrative"
  inappropriately received reimbursement for      were actually legal fees and other
  certain administrative fees.                    transactional costs incurred in connection with
                                                  the sale of Partnership assets in 1998. Those
                                                  professional and transaction fees were incurred
                                                  to allow us to complete a transaction resulting
                                                  in a large cash distribution to all of our
                                                  limited partners and we did not receive any
                                                  portion of these fees.

                                                  Bond Purchase also fails to tell you that it
                                                  has in effect increased the Partnership's costs
                                                  for this year by giving you what we believe are
                                                  inaccurate and misleading solicitation
                                                  materials which may lead us to pursue further
                                                  legal action to defend your interests. (See
                                                  page 4 of the enclosed materials.) WE URGE YOU
                                                  NOT TO BE MISLED.
-----------------------------------------------------------------------------------------------------
  Bond Purchase tells you that we are not         This is simply not true. Of the 33 interests in
  actively seeking opportunities to sell the      local limited partnerships that the Partnership
  Partnership's remaining assets.                 originally held, one was sold in 1988, and an
                                                  additional 20 were sold in December 1998. In
                                                  1998, we publicly announced our intent to
                                                  eventually sell our remaining interests, and to
                                                  then wind up the Partnership's affairs. We have
                                                  continued since 1998 to explore the possibility
                                                  of selling and/or refinancing properties held
                                                  by these local limited partnerships. (See page
                                                  4 of the enclosed materials.) WE URGE YOU NOT
                                                  TO BE MISLED.
-----------------------------------------------------------------------------------------------------
  Bond Purchase implies that we are remiss in     We do not have the power to force a sale of
  failing to sell the properties in which the     properties held by the local limited
  Partnership has an interest. But Bond Purchase  partnerships in which the Partnership has an
  fails to tell you that we do not have the       interest. Instead, the cooperation of a local
  power to sell the remaining Partnership assets  general partner of those partnerships is
  without the consent of the local partners.      necessary to allow us to sell the properties.
                                                  We are continuing to negotiate with the local
                                                  general partners to obtain their consent to
                                                  sell the properties and we are optimistic about
                                                  new government programs that will facilitate
                                                  the sale of these properties. We maintain good
                                                  working relationships with these local general
                                                  partners, an asset we believe Mr. Johnson
                                                  lacks. (See page 5 of the enclosed materials.)
                                                  WE URGE YOU NOT TO BE MISLED.
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
  BOND PURCHASE'S CLAIM:                          THE FACTS:
-----------------------------------------------------------------------------------------------------

  Bond Purchase suggests that the General         If the Partnership's remaining assets were to
  Partners have a financial incentive not to      be sold, NAPICO could receive a significant
  sell the Partnership's remaining assets, but    fee. Therefore, NAPICO has a financial
  conveniently fails to tell you that the         incentive to pursue the sale of the remaining
  General Partners in fact stand to benefit from  assets. Our Partnership Agreement provides for
  such a sale.                                    NAPICO to receive a liquidation fee equal to
                                                  the lesser of (a) 10% of our net proceeds from
                                                  the sale of a project or project interest or
                                                  (b) 1% of the sales price (including the
                                                  mortgage) plus 3% of the net proceeds after
                                                  deducting an amount federal and state taxes.
                                                  (See page 5 of the enclosed materials.) WE URGE
                                                  YOU NOT TO BE MISLED.
-----------------------------------------------------------------------------------------------------
  Bond Purchase fails to tell you what we         Bond Purchase was described in 1999 by a court
  believe is important information regarding the  as an entity that seeks "to buy limited
  nature of its business.                         portions of real estate partnerships with a
                                                  view to ousting current management and
                                                  potential liquidation of the partnership
                                                  assets." You should know that Bond Purchase
                                                  acquired its interests in the Partnership
                                                  relatively recently and at a substantial
                                                  discount to the prices paid by other limited
                                                  partners. At the time Bond Purchase acquired
                                                  these interests, the tax benefits that were the
                                                  original purpose of the Partnership had long
                                                  since been statutorily eliminated. We believe
                                                  that Bond Purchase's interests as a limited
                                                  partner are not aligned with yours. (See page 5
                                                  of the enclosed materials.) WE URGE YOU NOT TO
                                                  BE MISLED.
-----------------------------------------------------------------------------------------------------
  Bond Purchase inaccurately tells you that we    We did respond to Bond Purchase's request in a
  have not responded to its October 12, 2000      timely manner. We initially responded to Bond
  request to review our books and records or to   Purchase's request for information on October
  its concern regarding the level of cash         25, 2000 and two weeks later sent a detailed,
  maintained by us.                               five-page response, directly addressing Bond
                                                  Purchase's request for access to our books and
                                                  records and its other inquiry. We never heard
                                                  back from Bond Purchase. (See page 5 of the
                                                  enclosed materials.) WE URGE YOU NOT TO BE
                                                  MISLED.
-----------------------------------------------------------------------------------------------------
  Bond Purchase sent the Bond Purchase            Neither the Partnership nor the General
  Solicitation Materials to you in envelopes      Partners had any involvement with the
  that identified "Real Estate Associates         solicitation materials Bond Purchase delivered
  Limited III" on the return address section.     to you and, in fact, we vigorously contest the
                                                  Bond Purchase Solicitation. We believe this to
                                                  be misleading and an attempt to imply that the
                                                  General Partners or the Partnership condoned
                                                  the actions of Bond Purchase. (See page 5 of
                                                  the enclosed materials.) WE URGE YOU NOT TO BE
                                                  MISLED.
-----------------------------------------------------------------------------------------------------

     IN LIGHT OF THE STATEMENTS MADE IN BOND PURCHASE'S MATERIALS, WHICH WE BELIEVE TO BE MISLEADING, YOUR GENERAL PARTNERS UNANIMOUSLY OPPOSE THE BOND PURCHASE SOLICITATION AND URGE YOU NOT TO SIGN ANY BLUE CONSENT CARD OR ANY OTHER FORMS WHICH THEY MAY SEND TO YOU. PLEASE DISCARD ANY BLUE CONSENT CARDS OR FORMS SENT TO YOU BY BOND PURCHASE.

                             YOUR VOTE IS IMPORTANT

     EVEN IF YOU PREVIOUSLY SIGNED AND RETURNED A BLUE CONSENT CARD, YOU HAVE EVERY RIGHT TO REVOKE YOUR CONSENT. WE URGE YOU TO SIGN, DATE AND FAX THE ENCLOSED WHITE CONSENT REVOCATION CARD TO ACS SECURITY SERVICES INC. AT (214) 887-7198, ATTN: SHARI EASTWOOD. PLEASE ALSO MAIL THE ENCLOSED WHITE CONSENT REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOUR PROMPT ACTION IS IMPORTANT. PLEASE RETURN THE WHITE CONSENT REVOCATION CARD TODAY.

     Additional information concerning what we believe are misleading statements in the Bond Purchase solicitation materials and what steps you should take to oppose the Bond Purchase solicitation are provided in the enclosed materials. Please give them your careful attention.
                            ------------------------

     Your current General Partners possess the dedication, experience and expertise to continue to manage the Partnership on your behalf. We trust that you will carefully consider our record of success in deciding how to cast your vote. We remain committed to continuing to act in the best interests of all limited partners.

     IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE WITH VOTING, PLEASE CALL D.F. KING & CO., INC., THE PARTNERSHIP'S INFORMATION AGENT, TOLL FREE AT 1-800-269-6427.

     On behalf of your General Partners, thank you for your continued support.

                                          Very truly yours,

                                          National Partnership Investments
                                          Corp.,
                                          Managing General Partner

                       REAL ESTATE ASSOCIATES LIMITED III
                            9090 WILSHIRE BOULEVARD
                        BEVERLY HILLS, CALIFORNIA 90211
                            ------------------------

THIS CONSENT REVOCATION STATEMENT AND THE ENCLOSED WHITE CONSENT REVOCATION CARD
      ARE FIRST BEING MAILED TO LIMITED PARTNERS ON OR ABOUT MAY 21, 2001.
--------------------------------------------------------------------------------

             CONSENT REVOCATION STATEMENT FURNISHED BY THE GENERAL
      PARTNERS OF REAL ESTATE ASSOCIATES LIMITED III IN OPPOSITION TO THE
               SOLICITATION OF CONSENTS BY BOND PURCHASE, L.L.C.
--------------------------------------------------------------------------------

     This Consent Revocation Statement and the accompanying WHITE Consent Revocation Card are being furnished by the General Partners of Real Estate Associates Limited III, a California limited partnership (the "Partnership" or "REAL III"), to the Partnership's limited partners in opposition to the solicitation by Bond Purchase, L.L.C., a Missouri limited liability company ("Bond Purchase"), of written consents from the limited partners ("Bond Purchase Solicitation"). Bond Purchase is a limited partner of the Partnership and is a company managed by David L. Johnson.

     Bond Purchase is attempting to remove National Partnership Investments Corp., a California corporation ("NAPICO" or the "Managing General Partner") and Coast Housing Investments Associates, a California limited partnership ("Coast" and collectively with NAPICO, "General Partners") we believe without cause, as General Partners of the Partnership and to elect New G.P., L.L.C., a Missouri limited liability company ("New G.P."). New G.P. is an affiliate of Bond Purchase. You may have received a solicitation from Bond Purchase trying to obtain your consent to elect New G.P. as general partner of the Partnership ("Bond Purchase Solicitation Materials" or "Solicitation Materials").

            YOUR VOTE IS IMPORTANT TO THE FUTURE OF YOUR INVESTMENT

     THE GENERAL PARTNERS UNANIMOUSLY OPPOSE THE BOND PURCHASE SOLICITATION AND URGE YOU NOT TO SIGN ANY BLUE CONSENT CARD OR ANY OTHER FORMS WHICH MAY BE SENT TO YOU BY BOND PURCHASE. PLEASE DISCARD ANY BLUE CONSENT CARDS SENT TO YOU BY BOND PURCHASE.

     EVEN IF YOU PREVIOUSLY SIGNED AND RETURNED BOND PURCHASE'S BLUE CONSENT CARD, YOU HAVE EVERY RIGHT TO REVOKE YOUR CONSENT. WE URGE YOU TO SIGN, DATE, FAX AND MAIL THE ENCLOSED WHITE CONSENT REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO:
                               ACS Security Services Inc.
                               3988 No. Central Expressway
                               Bldg. 5, Sixth Floor
                               Dallas, TX 75204
                               Fax: (214) 887-7198
                               Attn: Shari Eastwood

     Your prompt action is important. Please return the WHITE consent revocation card today. In order to be sure that you are revoking a prior consent, you must mark the "REVOKE CONSENT" box on the WHITE consent revocation card, or sign and date the WHITE consent revocation card without marking any boxes.

     IF YOU HAVE ANY QUESTIONS ABOUT GIVING YOUR REVOCATION OF CONSENT OR REQUIRE ASSISTANCE, PLEASE CALL D.F. KING & CO., INC., WHICH IS ASSISTING THE PARTNERSHIP, TOLL FREE AT 1-800-269-6427.

              REASONS FOR OPPOSING THE BOND PURCHASE SOLICITATION

     THE GENERAL PARTNERS OPPOSE THE BOND PURCHASE SOLICITATION AND URGE YOU NOT TO SIGN ANY BLUE CONSENT CARD OR ANY OTHER FORMS WHICH MAY BE SENT TO YOU BY BOND PURCHASE.

     In what we believe is a blatant attempt to get your consent to take control of the Partnership and its cash reserves, Bond Purchase has given you what we believe is misleading and inaccurate information in its Solicitation Materials. As further described below, we believe Bond Purchase is attempting to mislead the Partnership's limited partners. In particular, we believe that the Bond Purchase Solicitation Materials are misleading in that:

     - They do not give you important facts regarding the tax consequences to the limited partners that may be triggered by the proposed sale of the Partnership's assets or to the fact that Bond Purchase may not be subject to the same tax consequences.

     - They imply that we are inappropriately holding in excess of $5 million that should be distributed to the limited partners. We have maintained the $5 million cash reserve to provide us with the financial flexibility to negotiate with the local general partners in our efforts to sell the remaining Partnership assets and to distribute to the limited partners to cover the income tax liability you may incur if we sell such assets. Nevertheless, we intend to distribute up to $3 million of the cash reserve to the limited partners to the extent not otherwise utilized prior to the end of 2001. Finally, the cash reserve is invested and accrues interest for the benefit of the Partnership.

     - They indicate that New G.P. intends to investigate supposed "claims" against us, but they did not provide any details concerning the nature of these alleged claims. In addition, they fail to tell you about the lawsuit filed on September 1, 2000 by certain of our affiliates against Mr. Johnson and entities he controls that serve as the operating general partners of 22 investment property partnerships. As it wasn't until that lawsuit was filed that Bond Purchase sent the Solicitation Materials to you, we believe Bond Purchase is attempting to remove the General Partners as a retaliatory measure.

     - They imply that we have been charging the Partnership excessive management fees, but they fail to tell you that the management fees have decreased by over 70% since the sale of other Partnership interests in 1998.

     - They include outdated data, and suggest that the General Partners may have inappropriately received reimbursement for certain administrative fees from the Partnership. The fees they describe to you as "administrative" are in fact legal fees and other transactional costs incurred in connection with the sale of Partnership assets in 1998. Those professional and transaction fees were incurred to allow us to sell a number of assets resulting in a large distribution to all of our limited partners. We did not receive any portion of these fees.

     - They indicate that we are not actively seeking opportunities to sell the Partnership's assets. This is simply not true. The fact is that we have publicly announced our intent to sell the Partnership's assets and eventually wind down its affairs and we are continuing efforts to sell the Partnership's remaining assets.

     - They imply that we are remiss in failing to sell the properties in which the Partnership maintains interests. Bond Purchase failed to tell you, however, that we do not have the power to force a sale of the properties without the consent of our local general partners. Therefore, if New G.P. were elected as general partner of the Partnership, it would be constrained in its efforts to sell the properties as well. Furthermore, we believe that our long history with local general partners affords us a better opportunity to work with them to sell properties than Mr. Johnson would have.

     - They indicate that we have a financial incentive not to sell the assets of the Partnership but did not give you important relevant information about the terms of the REAL III Restated Certificate and Agreement of Limited Partnership dated as of January 5, 1981 (the "Partnership Agreement") that provides NAPICO with a significant financial incentive to sell the assets.

     - They do not give you what we believe is important information regarding the nature of Bond Purchase's business, which has been described by a court as "acquiring limited portions of real estate partnerships with a view to ousting current management and potential liquidation of the partnership's assets."

     - They indicate that we have not responded to a request by Bond Purchase to review the Partnership's books and records. Once again this is simply not true. In fact, we did respond in a timely manner.

     - They indicate that we have not responded to Bond Purchase's concern that the level of cash held by the Partnership is inappropriate, or its request for information as to how these funds have been invested. Again, this is not true. In fact, we did respond in a timely manner.

     - They were sent to you in envelopes that identified "Real Estate Associates Limited III" on the return address section which was misleading because neither REAL III nor the General Partners are participants in the solicitation of your consent.

     FOR THESE REASONS AND THOSE THAT FOLLOW, WE BELIEVE THAT NEITHER BOND PURCHASE NOR NEW G.P. REPRESENT THE BEST INTERESTS OF THE PARTNERSHIP, AND WE URGE YOU TO (1) WITHHOLD YOUR CONSENT FROM BOND PURCHASE OR (2) REVOKE YOUR CONSENT PREVIOUSLY SUBMITTED TO BOND PURCHASE. DO NOT RETURN THE BLUE BOND PURCHASE CONSENT CARD TO ANYONE. INSTEAD, PLEASE

     - sign and date your WHITE consent revocation card today;

     - fax your signed WHITE consent revocation card today to ACS Securities Services Inc., Attn: Shari Eastwood (fax number: 214/887-7128); and

     - mail your signed WHITE consent revocation card today in the enclosed pre-paid envelope.

     We are convinced that Bond Purchase and New G.P. do not have your best interest in mind and have not given you important facts in an effort to get your vote so that they may seize control of the Partnership and its cash reserves. We urge you to consider the facts.

     Your current General Partners possess the dedication, experience and expertise to continue to manage the Partnership on your behalf. We trust that you will carefully consider our record of success in deciding how to cast your vote. We remain committed to continuing to act in the best interests of all of our limited partners.

     We urge you to read the full disclosure in our Consent Revocation Statement, which is enclosed. Please read the enclosed materials carefully, and if you have already returned your consent card, please fax your signed and dated WHITE consent revocation card and mail it in the return envelope provided as soon as practicable.

     If you have any questions or need assistance with voting your consent revocation card, please do not hesitate to contact D.F. King & Co., Inc., the Partnership's Information Agent, toll free at 1-800-269-6427.

     On behalf of your General Partners, we thank you for your interest and your support.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE BOND PURCHASE SOLICITATION
  MATERIALS.................................................    1
REASONS FOR OPPOSING THE BOND PURCHASE SOLICITATION.........    3
  Limited Partner Approval..................................    6
THE PARTNERSHIP.............................................    7
  General...................................................    7
  General Partners..........................................    7
  Objectives................................................    7
  Our Record of Success.....................................    7
  Assets....................................................    7
  Distributions.............................................    8
MANAGEMENT..................................................    9
  Interests of Our General Partners in the Matters To Be
     Acted Upon.............................................    9
  Experience of Our Managing General Partner................    9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   10
LEGAL PROCEEDINGS...........................................   10
OPPOSITION PROCEDURE........................................   12
  Voting Procedures and Consent Revocation Card.............   12
  No Dissenters' Rights of Appraisal........................   12
PARTICIPANTS IN THE SOLICITATION............................   12
SOLICITATION OF CONSENT REVOCATION CARDS....................   12
PARTNER PROPOSALS...........................................   13
IMPORTANT NOTE..............................................   13
WHERE YOU CAN FIND MORE INFORMATION.........................   13

Certain statements made herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are indicated by words such as "believes," "intends," "expects" and similar words or phrases. Such statements are based on current expectations and are subject to risks, uncertainties and assumptions. Should one of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Factors that could cause actual results to differ materially from those in our forward-looking statements include the ability of the local general partners to sell the underlying properties on economically advantageous terms, real estate and general economic conditions in the markets in which the properties are located and changes in federal and state tax laws that may create tax disadvantages for certain distributions, some of which may be beyond our control.

Given these uncertainties, limited partners are cautioned not to place undue reliance on our forward-looking statements.

                       REAL ESTATE ASSOCIATES LIMITED III
                            9090 WILSHIRE BOULEVARD
                        BEVERLY HILLS, CALIFORNIA 90211

                                  May 21, 2001

                          CONSENT REVOCATION STATEMENT

     In this Consent Revocation Statement , the words "we," "our," "ours" and "us" refer to Real Estate Associates Limited III and its General Partners, NAPICO and Coast, unless the context requires or we state otherwise.

     THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                        QUESTIONS AND ANSWERS ABOUT THE
                      BOND PURCHASE SOLICITATION MATERIALS

Q: WHAT IS BOND PURCHASE ASKING ME TO VOTE UPON?

A: Bond Purchase has sent you solicitation materials in which it seeks your consent to remove, we believe without cause, NAPICO and Coast as our General Partners and to elect New G.P., an affiliate of Bond Purchase, as our general partner. As explained in this document, we do not believe that such action is in your best interests. Accordingly, we are asking that you either withhold your consent from Bond Purchase or, if you have already given your consent, revoke your consent.

Q: WHAT DOES THE PARTNERSHIP RECOMMEND I DO?

A: We believe that neither Bond Purchase nor New G.P. represent the best interests of the Partnership, and we urge you to withhold your consent from Bond Purchase or revoke your consent if you have already voted.

Q: WHO IS MAKING THIS CONSENT REVOCATION STATEMENT?

A: This Consent Revocation Statement is sent to you by the Managing General Partner on behalf of the Partnership.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY CONSENT CARD?

A: Yes. You have every legal right to change your vote at any time before May 31, 2001. However, it is critical that you change your vote as soon as possible so that the required consents are not obtained by Bond Purchase. Please sign and date the WHITE consent revocation card in the enclosed envelope stating that you want to revoke your consent. Please then fax and mail your WHITE consent revocation card to:

                           ACS Security Services Inc.
                          3988 No. Central Expressway
                              Bldg. 5, Sixth Floor
                                Dallas, TX 75204
                              Fax: (214) 887-7198
                              Attn: Shari Eastwood

Q: WHAT SHOULD I DO IF I WANT TO KEEP THE CURRENT GENERAL PARTNERS?

A: If you have already returned a BLUE consent card to Bond Purchase, you must revoke your consent by completing the WHITE consent revocation card enclosed faxing it to (214) 887-7198, Attn: Shari Eastwood and mailing it in the pre-addressed postage-paid envelope provided. You do not need to do anything if you are absolutely certain that you have not already voted.

Q: WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this document, we are asking that you please fill out and sign the enclosed WHITE consent revocation card as soon as possible so that your interests are represented. Even though you do not need to do anything unless you have already voted, we ask you to promptly fax your signed and dated WHITE revocation of consent card to (214) 877-7198, Attn: Shari Eastwood and then mail your WHITE revocation of consent card so that we may know that your interests are represented.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

     If you would like additional copies of this document, or if you would like to ask any questions about these materials or need assistance in voting your WHITE revocation of consent card, you should contact D. F. King & Co., Inc. at 1-800-269-6427.

              REASONS FOR OPPOSING THE BOND PURCHASE SOLICITATION

     Recently, you may have received a communication from a limited partner, Bond Purchase, a company managed by Mr. Johnson. Unlike many of you, Bond Purchase recently became a limited partner in 1998 and acquired its units at discounted prices. We believe the interests of Bond Purchase are not aligned with yours.

     The Bond Purchase Solicitation Materials seek your consent to:

     - remove our General Partners,

     - elect to continue the Partnership, and

     - elect New G.P. as our new general partner.

     THE GENERAL PARTNERS OPPOSE THE BOND PURCHASE SOLICITATION AND URGE YOU, IN WHAT WE BELIEVE TO BE YOUR BEST INTERESTS, NOT TO SIGN ANY BLUE CONSENT CARD OR ANY OTHER FORMS WHICH MAY BE SENT TO YOU BY BOND PURCHASE.

     In an attempt to obtain the consent of the limited partners, we believe Bond Purchase made misleading statements and did not to tell you about other important facts.

     We believe that the Bond Purchase Solicitation Materials are misleading because:

     - BOND PURCHASE FAILED TO TELL YOU THAT IT MAY NOT BE SUBJECT TO THE SAME TAX CONSEQUENCES AS THE OTHER LIMITED PARTNERS ARISING OUT OF THE PROPOSED SALE OF OUR ASSETS. You should know that we believe Bond Purchase's interest is not aligned with your interest. Bond Purchase conveniently failed to tell you that it may not suffer the same tax consequences as other limited partners as a result of a sale of our assets.

      Currently, the original limited partners have deficit capital accounts with the Partnership due to the fact that they have taken more net tax deductions than the amount of money they have invested into the Partnership. When your partnership interests -- or the underlying assets held by us -- are sold, many of the limited partners will recognize taxable income equal to the deficit in their capital account plus the amount of any net proceeds distributable to them. Based upon current figures, even the sale of the remaining properties we own interests in for little or no gain may result in a taxable gain to us and the limited partners in excess of $18 million. This amount may translate into a combined federal and state income tax liability in excess of $5 million to the limited partners. You should consult your tax advisor to determine the precise effect of a sale of the properties upon you.

      The tax liability that may be incurred by many of the limited partners does not apply to Bond Purchase, because it did not begin to acquire its partnership interests until April 1998, and acquired 225 of its 233 Units between July 1, 1998 and November 1, 1998. When Bond Purchase acquired Units in 1998, it "inherited" the deficit capital account of the former limited partners from whom it acquired the Units (the "Selling Limited Partners"). However, Bond Purchase acquired an outside tax accounting basis for its partnership interests that may have fully erased the transferors' negative capital account balances. Under the tax laws, these Selling Limited Partners were forced to incur and pay the tax liability upon their "phantom gain" on the Units at the time of the sale. As a result, to the extent that our assets are sold or we are dissolved, Bond Purchase will receive whatever distribution is made to the limited partners without being liable to the same extent for the tax liability, or recapture, to be imposed upon the other limited partners on the phantom gain component. We urge you not to be misled.

     - BOND PURCHASE IMPLIED THAT WE ARE INAPPROPRIATELY HOLDING IN EXCESS OF $5 MILLION THAT SHOULD BE DISTRIBUTED TO THE LIMITED PARTNERS. We have maintained the $5 million cash reserve to provide us with the financial flexibility to negotiate with the local general partners in our efforts to sell the remaining Partnership assets and to distribute to the limited partners to cover the income tax liability you may incur if we sell such assets. Nevertheless, we intend to distribute up to $3 million of the cash reserve to the limited partners to the extent not otherwise utilized prior to the end of 2001. Finally, we have invested the cash reserve and it accrues interest for the benefit of the Partnership. Do not be misled.

     - BOND PURCHASE DID NOT PROVIDE YOU WITH ANY DETAILS CONCERNING THE NATURE OF ALLEGED CLAIMS AGAINST THE GENERAL PARTNERS OR THAT ITS OWNER IS CURRENTLY BEING SUED BY AFFILIATES THE GENERAL PARTNERS. Bond Purchase told you, in the event New G.P. is elected as our new managing general partner, New G.P. will investigate claims against the current General Partners. However, you should note that Bond Purchase failed to provide you, the General Partners or the Partnership with any explanation relating to the nature of the supposed claims, the party asserting such claims and the parties against whom such claims would be made. The fact is, we are not aware of any such claims and we believe this is nothing but a bold attempt to get your vote. Once again, do not be misled.

      On September 1, 2000, certain limited partnerships affiliated with NAPICO and certain affiliated corporations filed a lawsuit against Mr. Johnson and entities he controls that serve as the operating general partners of 22 investment property partnerships. In the lawsuit, our affiliates assert claims for breach of contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, negligence, fraud and civil conspiracy, unjust enrichment, unfair business practices, securities fraud and RICO violations, arising out of Mr. Johnson's and his affiliated entities' fraudulent and improper conduct and financial mismanagement in connection with the operation of the 22 partnerships. As it wasn't until that lawsuit was filed that Bond Purchase sent the Solicitation Materials to you, we believe Bond Purchase is attempting to remove the General Partners as a retaliatory measure to that suit. Do not be misled.

     - BOND PURCHASE DID NOT TELL YOU THAT THE MANAGEMENT FEES HAVE DECREASED SIGNIFICANTLY SINCE THE SALE OF OTHER PARTNERSHIP INTERESTS IN 1998. Bond Purchase suggests that the General Partners may have been charging the Partnership excessive management fees. Once again, this is not true. Bond Purchase told you that management fees should be reduced because of the sale of assets in 1998. The fact is that the management fees charged by NAPICO have been reduced substantially following the sale of many of our assets. The management fees are calculated based on our total invested assets. Our cash on hand is not included in the calculation of management fees. Because of this, management fees dropped by over seventy percent (70%) after the sale of assets in 1998, falling from in excess of $450,000 in 1998 to approximately $129,000 in 1999 and 2000. We urge you not to be misled.

      Bond Purchase also failed to tell you that its proposed plan to significantly reduce management fees would equate to a meager annual savings of approximately $2.25 per unit, or less than 5c per week. We urge you not to be misled.

     - BOND PURCHASE GAVE YOU OUTDATED DATA AND SUGGESTED THAT THE GENERAL PARTNERS MAY HAVE INAPPROPRIATELY RECEIVED REIMBURSEMENT FOR CERTAIN ADMINISTRATIVE FEES FROM THE PARTNERSHIP. Bond Purchase opted to file its Consent Solicitation Statement weeks before the filing of our current Annual Report on Form 10-K for the year ending December 31, 2000, and has presented outdated data. In addition, fees they described to you as "administrative" are in fact legal fees and other transactional costs incurred in connection with the sale of Partnership interests in 1998. We incurred those fees to allow us to sell certain properties and make a large distribution to all of our limited partners. We did not receive any portion of those fees and they allowed you to receive more money. Bond Purchase also told you the Partnership incurred "administrative" expenses of $506,227 in 1999. However, as reflected in our current Annual Report on Form 10-K, filed March 30, 2001, such expenses were reduced to $66,082 in 2000. We urge you not to be misled.

      Bond Purchase also failed to tell you that it has in effect increased the Partnership's costs for this year by giving you what we believe to be inaccurate and misleading Solicitation Materials which may lead us to pursue further legal action to defend your interests.

     - BOND PURCHASE TOLD YOU THAT WE ARE NOT ACTIVELY SEEKING OPPORTUNITIES TO SELL OUR REMAINING ASSETS. This is simply not true. We have publicly announced our intent to dispose of our assets and eventually wind down our affairs and have made continuing efforts to sell the remaining assets. We originally held interests in 33 local limited partnerships. One of these interests was sold in 1988, and an additional 20 interests were sold in December 1998. In our 1998 Consent Solicitation Statement relating to the sale of 20 local limited partnership interests by us in 1998, we told you our intent to eventually dispose of our interests in the local limited partnerships not included in the 1998 sale, and to then wind up the Partnership's affairs. We have continued since 1998 to explore the possibility of selling and/or refinancing properties held by these local limited partnerships and continue to negotiate with each and every local limited partner to obtain their consent to sell the properties. Indeed, NAPICO has a disposition group that specifically examines these possibilities and are continuing our efforts on behalf of all limited partners. We urge you not to be misled.

     - BOND PURCHASE DID NOT TELL YOU THAT WE DO NOT HAVE THE POWER TO SELL THE PROPERTIES WITHOUT THE CONSENT OF THE GENERAL PARTNERS OF THE LOCAL LIMITED PARTNERSHIPS. Bond Purchase did not tell you about the inherent limitations on our ability to sell the properties held by the local limited partnerships without the consent and participation of the general partners of those local limited partnerships. Bond Purchase implied however, that we are remiss in failing to sell the properties in which we have an interest. This is simply not true. The fact is that we do not have the power to force a sale of properties held by the local limited partnerships to a third party. Instead, the cooperation of a local general partner is necessary to allow us to sell the properties. We are continuing to negotiate with every local limited partner to obtain their consent to sell the properties and we are optimistic about new government programs that will facilitate the sale of these properties. Yet, Bond Purchase failed to tell you that a new general partner would have no more authority to sell the Partnership assets than NAPICO. We urge you not to be misled.

     - BOND PURCHASE SUGGESTS THAT THE GENERAL PARTNERS HAVE A FINANCIAL INCENTIVE NOT TO SELL OUR ASSETS BUT CONVENIENTLY FAILED TO TELL YOU ABOUT THE TERMS OF THE PARTNERSHIP AGREEMENT THAT PROVIDE NAPICO WITH A SIGNIFICANT FINANCIAL INCENTIVE TO SELL THE REMAINING ASSETS. Bond Purchase did not give you important information about section 9.6.2 of the Partnership Agreement, which provides for NAPICO to receive a liquidation fee equal to the lesser of (a) 10% of our net proceeds from the sale of a Project or Project Interest or (b) 1% of the sales price (including the mortgage) plus 3% of the net proceeds after deducting an amount federal and state taxes. Therefore, NAPICO has a financial incentive to pursue the sale of the remaining assets. Do not be misled.

     - BOND PURCHASE FAILED TO TELL YOU WHAT WE THINK IS IMPORTANT INFORMATION REGARDING THE NATURE OF THEIR BUSINESS, WHICH HAS BEEN DESCRIBED BY A COURT AS ACQUIRING "LIMITED PORTIONS OF REAL ESTATE PARTNERSHIPS WITH A VIEW TO OUSTING CURRENT MANAGEMENT AND POTENTIAL LIQUIDATION OF THE PARTNERSHIP ASSETS." Bond Purchase did not give you complete information about its business. While Bond Purchase did tell you that New G.P., "was formed in 2000 for the purpose of seeking to become the general partner of other real estate limited partnerships," it did not give you important information about its business which has been described in 1999 by a court as an entity that seeks "to buy limited portions of real estate partnerships with a view to ousting current management and potential liquidation of the partnership assets." Bond Purchase acquired its Partnership interests relatively recently and we believe that the interests of Bond Purchase are not aligned with yours. Consider this carefully in deciding how to cast your vote. Do not be misled.

     - BOND PURCHASE TOLD YOU THAT WE HAVE NOT RESPONDED TO ITS OCTOBER 12, 2000 REQUEST TO REVIEW OUR BOOKS AND RECORDS OR TO ITS CONCERN REGARDING THE LEVEL OF CASH MAINTAINED BY US. Once again this is simply not true. The fact is that we did respond to Bond Purchase's request in a timely manner. We initially responded to Bond Purchase's request for information on October 25, 2000, acknowledging -- in correspondence addressed to Mr. Johnson, Christine A. Robinson, a participant in the Solicitation Materials, and Bond Purchase -- Bond Purchase's requests related to a number of different partnerships and noted that we would respond shortly. Two weeks later, we sent a detailed, five-page response to Mr. Johnson, Ms. Robinson and Bond Purchase, directly addressing Bond Purchase's request for access to our books and records and its other inquiry. Our responses to their requests were submitted in a timely manner and were delivered over four months prior to Bond Purchase's delivery of the Solicitation Materials. Bond Purchase never responded. We urge you not to be misled.

     - BOND PURCHASE SENT THE SOLICITATION MATERIALS TO YOU IN ENVELOPES THAT IDENTIFIED "REAL ESTATE ASSOCIATES LIMITED III" ON THE RETURN ADDRESS SECTION. We had no involvement with, and vigorously contest the Solicitation Materials Bond Purchase delivered to you. Nevertheless, their Solicitation Materials were delivered in envelopes that identified us in the return address section. We believe this to be misleading and an attempt to imply that the General Partners or the Partnership condoned the actions of Bond Purchase. Do not be misled.

     FOR THESE REASONS, WE BELIEVE THAT NEITHER BOND PURCHASE NOR NEW G.P. REPRESENT OUR BEST INTERESTS OR YOURS, AND WE URGE YOU TO WITHHOLD YOUR CONSENT FROM BOND PURCHASE OR, IF YOU HAVE ALREADY DELIVERED YOUR CONSENT, REVOKE THE CONSENT YOU DELIVERED. REGARDLESS OF THE SIZE OF YOUR INVESTMENT, YOUR REVOCATION OF CONSENT IS IMPORTANT. PLEASE ACT TODAY!

LIMITED PARTNER APPROVAL

     The Partnership Agreement requires the consent of limited partners holding a majority of the limited partnership interests (a "Majority Vote") to remove a general partner and to elect a new general partner. Each limited partnership interest is entitled to one vote. Under the terms of the Partnership Agreement, you must be a limited partner or a substituted limited partner to vote. If Bond Purchase does not obtain a Majority Vote, there will be no change in our general partners and we will continue to operate in accordance with the terms of the Partnership Agreement. In accordance with the terms of the Partnership Agreement, the Partnership shall bear the costs of this Consent Revocation Statement.

                                THE PARTNERSHIP

GENERAL

     The Partnership is a limited partnership formed under the laws of the State of California on July 25, 1980. On January 5, 1981, we offered 3,000 units, consisting of 6,000 limited partnership interests and warrants to purchase a maximum of 6,000 additional limited partnership interests at $5,000 per unit, through an offering managed by an affiliate of the predecessor of Lehman Brothers Inc. Each unit consists of two limited partnership interests and one warrant which entitles the purchaser of a unit to acquire two additional limited partnership interests during the period set forth in the Partnership Agreement (the "Units"). As of December 31, 2000, there were 1,889 registered holders of our Units and 5,728 Units outstanding.

GENERAL PARTNERS

     Our Managing General Partner is NAPICO. Coast is the non-managing General Partner of the Partnership. Our business is conducted primarily by NAPICO. Pursuant to an agreement between NAPICO and Coast, NAPICO has the primary responsibility for the performance of any duties required to be performed by the General Partners and, in general, has sole and final discretion to manage and control our business and make all related decisions. We have no employees of our own.


     Casden Properties Operating Partnership, L.P., a majority owned subsidiary of Casden Properties Inc. owns 95.25% of NAPICO's stock. The remaining 4.75% is owned by Casden Investment Corporation. The current members of NAPICO's Board of Directors are Charles H. Boxenbaum, Bruce E. Nelson, Alan I. Casden. Alan I. Casden organized Casden Properties Inc. and is the sole director and stockholder of Casden Investment Corporation.


OBJECTIVES

     Our original objectives were to own and operate real estate assets for investment so as to obtain:

     - tax benefits for the limited partners;

     - reasonable protection for the Partnership's capital investments;

     - potential for appreciation, subject to considerations of capital preservation; and

     - potential for future cash distributions from operations (on a limited basis); refinancings or sales of assets.

OUR RECORD OF SUCCESS

     We have been successful in accomplishing our primary purposes. From inception through 1990, the limited partners obtained tax benefits equal to at least 111% of their investments. In 1986, however, the tax laws changed in such a way as to substantially reduce the ongoing tax benefits to the limited partners. As a result, we determined that the best course of action was to sell a majority of our interests in real property. In 1998, we obtained the consent of the limited partners and sold our interest in the real estate assets of twenty local limited partnerships. In March 1999, we made a cash distribution to the limited partners of $6,881,025. Since that time, the Managing General Partner has continued to explore the possibility of disposing or refinancing our remaining local limited partnership interests.

ASSETS

     As of December 31, 2000, we held limited partnership interests in 11 local limited partnerships and a general partner interest in Real Estate Associates, a California general partnership, which in turn holds limited partnership interests in an additional local limited partnership, each of which own a low income housing project that is subsidized and/or has a mortgage note payable to or insured by an agency of the federal government or local housing agency. The properties we have an interest in are located in six states and Puerto Rico.

     The local limited partnerships in which we have invested were, in general, organized by private developers who acquired the sites, or options thereon, and applied for applicable mortgage insurance and subsidies. We became the principal limited partner in these real estate holding limited partnerships pursuant to arm's-length negotiations with these developers, or others, who act as general partners. As a limited partner, the Partnership's liability for obligations of the real estate holding limited partnerships is limited to its investment. The general partners of such local limited partnerships retain responsibility for maintaining, operating and managing the properties and must consent to the sale of limited partnership assets.

DISTRIBUTIONS

     In March 1999, we made a cash distribution to the limited partners of $6,881,025, after the sale of a majority of our interests in local limited partnerships. The Partnership Agreement sets forth a procedure for allocating distributions among the limited partners and General Partners. The General Partners are entitled to receive 1% of the net cash flow from operations to be distributed, reduced by any amount paid to the General Partners as an annual management fee. The limited partners as a class are entitled to receive the balance of the net cash flow from operations to be distributed. There are no regulatory or legal restrictions on the Partnership's current or future ability to pay distributions, although, pursuant to certain state housing finance statutes and regulations, certain of the local limited partnerships are subject to limitations on the distributions to the Partnership.

     You should know that your General Partners have determined to distribute to Limited Partners up to $3 million of your Partnership's cash reserves by year end to the extent not otherwise utilized prior to that time. We have maintained our cash reserves to provide your Limited Partnership with the financial flexibility to negotiate with local general partners in our continuing efforts to sell assets, and as a potential distribution to you to cover potential income tax liability you may incur if we sell such assets. Nevertheless, we have now determined to distribute a substantial portion of our cash reserves to you by year end and as set forth above.

                                   MANAGEMENT

INTERESTS OF OUR GENERAL PARTNERS IN THE MATTERS TO BE ACTED UPON

     Our General Partners have a substantial interest in the matters you are being asked to vote upon. If a Majority Vote is obtained by Bond Purchase, the current General Partners will no longer be the General Partners of the Partnership and their interests in the Partnership will be sold.

EXPERIENCE OF OUR MANAGING GENERAL PARTNER

     We do not have any directors or officers. The management of the Partnership is conducted by NAPICO, our Managing General Partner. Set forth below is information about NAPICO's directors, executive officers and key employees.

               NAME                 AGE                      POSITION
               ----                 ---                      --------
Charles H. Boxenbaum..............  71    Chairman of the Board and CEO of NAPICO
Bruce Nelson......................  49    President and Chief Operating Officer of NAPICO
Alan I. Casden....................  54    Director
Brian H. Shuman...................  38    Vice President and Chief Financial Officer
Jeffrey H. Sussman................  35    Senior Vice President, General Counsel and
                                          Secretary
Patricia W. Toy...................  71    Senior Vice President -- Communications and
                                          Assistant Secretary

     Mr. Boxenbaum has been associated with NAPICO since its inception. He has been active in the real estate industry since 1960, and prior to joining NAPICO was a real estate broker with the Beverly Hills firm of Carl Rhodes Company. Mr. Boxenbaum has been a member of the Board of Directors of Casden Properties Inc. since 1998. Mr. Boxenbaum has been a guest lecturer at national and state realty conventions, certified properties exchanger's seminars, Los Angeles Town Hall, National Association of Home Builders, International Council of Shopping Centers, Society of Conventional Appraisers, California Real Estate Association, National Institute of Real Estate Brokers, Appraisal Institute, various mortgage banking seminars, and the North American Property Forum held in London, England. He is one of the founders and a past director of the First Los Angeles Bank, organized in November 1974. Since March 1995, Mr. Boxenbaum has served on the Board of Directors of the National Housing Council. Mr. Boxenbaum received his Bachelor of Arts degree from the University of Chicago.

     Mr. Nelson joined NAPICO in 1980 and became President in February 1989. He is responsible for the operations of all NAPICO sponsored limited partnerships. Prior to that he was primarily responsible for the securities aspects of the publicly offered real estate investment programs. Mr. Nelson is also involved in the identification, analysis, and negotiation of real estate investments. Mr. Nelson is a member of the Board of Directors of Casden Properties Inc. and is a Director of the Affordable Housing Tax Credit Coalition. From February 1979 to October 1980, Mr. Nelson held the position of Associate General Counsel at Western Consulting Group, Inc., private residential and commercial real estate syndicators. Prior to that time, Mr. Nelson was engaged in the private practice of law in Los Angeles. Mr. Nelson received his Bachelor of Arts degree from the University of Wisconsin and is a graduate of the University of Colorado School of Law. He is a member of the State Bar of California and is a licensed real estate broker in California and Texas.

     Mr. Casden has been involved in approximately $3 billion of real estate financings and sales and has been responsible for the development and construction of more than 12,000 apartment units and 5,000 single-family homes and condominiums. Mr. Casden is a member of the American Institute of Certified Public Accountants and of the California Society of Certified Public Accountants. Mr. Casden is a member of the advisory board of the National Multi-Family Housing Conference, the Multi-Family Housing Council, the President's Council of the California Building Industry Association and the Urban Land Institute. He also serves on the Board of Trustees of the University of Southern California. He holds a Bachelor of Science degree and a Masters in Business Administration degree from the University of Southern California.

     Mr. Shuman joined NAPICO in 2000, and is responsible for the financial affairs of NAPICO, as well as the limited partnerships sponsored by it. From 1996 until joining NAPICO in August 2000, Mr. Shuman was Vice
President -- Finance for Preferred Health Management Inc., the largest provider of worker compensation diagnostic imaging services in California formed in 1996, and was responsible for establishing and managing the accounting, billing, collection, treasury and financial reporting departments. From 1994 to 1996, he was the Controller for DVI Business Credit Corporation, which provides asset based lending to a wide range of health concerns. From 1985 to 1994, Mr. Shuman served in senior management positions, as a director or manager of finance, a portfolio tax analyst, and a senior accountant/tax consultant. He holds a Bachelor of Arts degree in economics and accounting from the University of Maryland. Mr. Shuman is a Certified Public Accountant and is a member of American Institute of Certified Public Accountants and the California Society of Public Accountants.

     Mr. Sussman joined NAPICO in 1998, and is responsible for the legal affairs of NAPICO and its affiliates. He is also the President of NPEI and a member of the preliminary investment committee. Prior to joining NAPICO in April 1998, Mr. Sussman was an associate with the law firm of Rus, Miliband, Williams & Smith in Irvine, California. His practice emphasized real estate finance and insolvency law and included the representation of borrowers, lenders, and court-appointed trustees in matters involving apartment complexes, retail centers and hotels. Mr. Sussman received a Bachelor of Arts degree from the University of California, Berkeley and Juris Doctor and Master in Business Administration degrees from the University of Southern California. He is a member of the State Bar of California, and holds Series 22, 39 and 63 licenses issued by the National Association of Securities Dealers, Inc.

     Mrs. Toy joined NAPICO in 1977, following her receipt of an MBA from the Graduate School of Management, UCLA. From 1952 to 1956, Mrs. Toy served as a U.S. Naval Officer in communications and personnel assignments. She holds a Bachelor of Arts Degree from the University of Nebraska.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The General Partners own all of the outstanding general partnership interests of the Partnership, which constitute 1% of the total interests in the Partnership. No person is known to own beneficially in excess of 5% of the outstanding limited partnership interests.

     As of December 31, 2000, security ownership of management is as listed:

                                                                                       PERCENTAGE OF
                                                                                        OUTSTANDING
                                                                                          LIMITED
                                                                                        PARTNERSHIP
         NAME OF BENEFICIAL OWNER                  TITLE OF CLASS           AMOUNT       INTERESTS
         ------------------------                  --------------           -------    -------------
Charles H. Boxenbaum......................  Limited Partnership Interest    $32,500           *
  9090 Wilshire Blvd.
  Beverly Hills, CA 90211
Bruce E. Nelson...........................  Limited Partnership Interest    $ 5,000           *
  9090 Wilshire Blvd.
  Beverly Hills, CA 90211

---------------
 * Cumulative limited partnership interests owned by corporate officers of the General Partner is less than 1% interest of total outstanding limited partnership interests.

                               LEGAL PROCEEDINGS

     Lawsuit filed against David Johnson and his affiliated entities prior to Bond Purchase's Solicitation Materials. On September 1, 2000, certain limited partnerships for which NAPICO serves as general partner (the "NCTC Funds"), as well as certain affiliated corporations (the "NCTC Corporations"), filed a lawsuit against Mr. Johnson and entities he controls that serve as the operating general partners of 22 investment property partnerships. The NCTC Funds invest in local property partnerships that own or acquire low-income housing complexes, including the 22 partnerships controlled by Mr. Johnson and his affiliated entities, while the NCTC Corporations are either special limited partners or administrative general partners in such partnerships. In the lawsuit, the NCTC Funds and the NCTC Corporations assert claims for:

     - breach of contract,

     - breach of the covenant of good faith and fair dealing,

     - breach of fiduciary duty,

     - negligence,

     - fraud and civil conspiracy,

     - unjust enrichment,

     - unfair business practices,

     - securities fraud and

     - RICO violations.

These claims arise out Mr. Johnson's and his affiliated entities' fraudulent and improper conduct and financial mismanagement in connection with the operation of the 22 investment property partnerships. It wasn't until after that lawsuit was filed that Bond Purchase sent the Solicitation Materials to you.

     Limited partner lawsuits relating to our sale of a majority of our assets. As a result of our sale of a majority of our assets in 1998, two investors holding an aggregate of eight our partnership units and two investors holding an aggregate of five units of limited partnership interest in an affiliated limited partnership (of which we are also the general partner, generally referred to as "NAPICO Partnerships") commenced a class action in the United States District Court for the Central District of California against NAPICO, National Partnership Investments Associates, National Partnership Investment Associates II, Alan I. Casden, Henry C. Casden, Charles H. Boxenbaum, Bruce E. Nelson, and seven NAPICO Partnerships, including the Partnership and Real Estate Associates Limited VI. The complaint alleges that the defendants violated Section 14(a) of the Securities and Exchange Act of 1934, as amended, and breached their fiduciary duty to the limited partners of such NAPICO Partnerships by making materially false and misleading statements in the consent solicitation statements sent to the limited partners of such partnerships relating to approval of the transfer to an affiliate of Casden Properties Inc. of partnership interests in limited partnerships owning certain of the properties. The plaintiffs seek injunctive relief and other equitable relief, as well as compensatory and punitive damages. On August 4, 1999, an investor holding one unit of limited partner interest in Housing Programs Limited (a NAPICO Partnership) commenced an action in the United States District Court for the Central District of California. This suit is substantially identical to the first action. The second action has been subsumed in the first action which has been certified as a class action. The defendants believe that the plaintiffs' claims in both of these suits are without merit, and the defendants are vigorously contesting both actions.

                                VOTING PROCEDURE

VOTING PROCEDURES AND CONSENT REVOCATION CARD

     These materials outline the procedures to be followed if you do not want to change our general partners. A BLUE consent card may have already been sent to you by Bond Purchase. We urge you not to return the BLUE consent card. If you have already returned the consent card, you have every legal right to change your vote by returning your WHITE consent revocation card. These procedures must be strictly followed in order for the instructions of a limited partner as marked on a consent card to be revoked. The following is a summary of the procedures to follow if you wish to revoke your consent:

     - A limited partner may revoke his or her election on the consent only during the solicitation period which started the date of delivery of the Bond Purchase Solicitation Materials and continues until May 31, 2001 (unless extended by Bond Purchase).

     - IF YOU HAVE ALREADY RETURNED YOUR BLUE CONSENT CARD, YOU ARE ENCOURAGED TO RETURN A PROPERLY COMPLETED SIGNED AND DATED WHITE CONSENT REVOCATION CARD IN THE RETURN ENVELOPE PROVIDED AS SOON AS POSSIBLE AND, IF POSSIBLE, PLEASE ALSO FAX IT TO (214) 887-7198, ATTN: SHARI EASTWOOD.

     According to the Bond Purchase Solicitation Materials, only limited partners of record on March 12, 2001 (the "Record Date") will be given notice of, and allowed to give their consent regarding the matters addressed in this Consent Revocation Statement. As permitted by the Partnership Agreement, we have not scheduled a special meeting of the limited partners to discuss the Bond Purchase Solicitation Materials.

NO DISSENTERS' RIGHTS OF APPRAISAL

     Under the Partnership Agreement and California law, limited partners do not have dissenters' rights of appraisal.

                        PARTICIPANTS IN THE SOLICITATION

     Under applicable regulations of the Securities and Exchange Commission, the Partnership and the General Partners each may be deemed to be a "participant" in this solicitation of revocations of consent. Additional information about the participants is set forth on Appendix A. Information about the present ownership of partnership interests by participants and information about all transactions in the Partnership's interests within the past two years by each of the participants is provided in Appendix A.

                    SOLICITATION OF CONSENT REVOCATION CARDS

     This Consent Revocation Statement is being made by the Partnership and the General Partners. The Managing General Partner and its officers, directors and employees may assist in this solicitation of consent revocation cards and in providing information to limited partners in connection with any questions they may have with respect to this Consent Revocation Statement and the consent revocation procedures. We have retained D.F. King & Co., Inc. ("D.F. King") to assist with the solicitation of revocation of consents, as well as to assist us with communicating with our limited partners with respect to this solicitation. Approximately 50 persons will be utilized by D.F. King in its efforts. We expect that D.F. King will solicit consent revocations by mail, in person, by telephone, by facsimile and/or by e-mail. In addition to the Partnership's solicitation by mail, and D.F. King's efforts, the Managing General Partner may have certain of its officers, directors and employees solicit, without additional compensation, revocations by mail, in person, by telephone, by facsimile or by e-mail. Although the Managing General Partner does not currently plan to conduct active solicitation on the Internet, solicitation materials may be made available on or through the Partnership's web site.

     The cost of the solicitation of revocations of consent will be borne by the Partnership. We estimate that the total expenditures in connection with the solicitation (including the fees and expenses of attorneys, public relations advisers, financial advisors, solicitors, advertising, printing, mailing, travel and other costs, but excluding salaries and wages of officers and employees), will be approximately $140,000, of which approximately $85,000 has been incurred to date. D.F. King's estimated fee is $25,000, plus reasonable out-of-pocket expenses.

     The Partnership has agreed to indemnify D.F. King against certain liabilities and expenses in connection with its engagement, including certain liabilities under the federal securities laws. The Partnership's plan to reimburse D.F. King for any such liabilities or expenses will not be submitted to the limited partners for a vote.

                               PARTNER PROPOSALS

     In accordance with the terms of our Partnership Agreement, we do not have annual meetings. Thus, there is no deadline for submitting partner proposals as set forth in Rule 14a-5 under the Securities Exchange of 1934. The limited partners may call a special meeting to vote upon matters permitted by our Partnership Agreement with the prior consent of at least 10% of the limited partnership interests.

                                 IMPORTANT NOTE

     Bond Purchase could cease the solicitation of consents once it has determined that valid and unrevoked consents representing a majority of the limited partnership interests as of the Record Date have been obtained and deliver such consents to the Partnership in accordance with the Partnership Agreement. ACCORDINGLY, IT IS IMPORTANT THAT LIMITED PARTNERS WHO HAVE EXECUTED A CONSENT AND DESIRE TO REVOKE SUCH CONSENT SIGN, DATE, FAX AND MAIL THE ACCOMPANYING CONSENT REVOCATION CARD AS SOON AS POSSIBLE.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act, file reports, consent solicitation statements and other information with the Securities and Exchange Commission (the "SEC"). This document references important business and financial information about our Partnership from documents we have filed with the SEC but have not included or delivered with this document. If you call or write us, we will send you these documents, excluding exhibits, without charge or you may view Partnership financial information including the Form 10-K Annual Report on the web site http://www.napico.com. The contents of the Partnership's web site are not deemed to be a part of this Consent Revocation Statement. You can contact us at:

                         9090 Wilshire Blvd., Suite 201
                        Beverly Hills, California 90211
                                  310-278-2191

     Please request documents at your earliest convenience. If you request any documents, we will mail the documents to you by first class mail, or another equally prompt means, by the next business day after we receive your request.

     In addition, the SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

                                                                      APPENDIX A

                    INFORMATION CONCERNING THE PARTICIPANTS

INFORMATION REGARDING OWNERSHIP OF PARTNERSHIP INTERESTS BY PARTICIPANTS


     NAPICO is a leading syndicator of Low Income Housing Tax Credit and Historic Tax Credit properties. Its principal business address is National Partnership Investments Corp., 9090 Wilshire Boulevard, Beverly Hills, California 90211. Coast is a limited partnership organized to manage property-owning local partnerships. Its principal business address is Coast Housing Investments Associates, 9090 Wilshire Boulevard, Beverly Hills, California 90211.


     NAPICO and Coast each own a general partnership interest in the Partnership. The aggregate general partnership interest is 1% of the total interests in the Partnership. The participants do not own any partnership interests of record but not beneficially. The number of Partnership interests beneficially owned by the participants is set forth below.

      NAME OF BENEFICIAL OWNER                   TITLE OF CLASS               AMOUNT
      ------------------------                   --------------               ------
NAPICO..............................  General Partnership Interest            0.667%
Coast...............................  General Partnership Interest            0.333%

     None of the participants referred to above have purchased or sold any of its Partnership interests during the last two years.


     The amount of Partnership interests owned beneficially, directly or indirectly by each of NAPICO's associates is set forth under "Security Ownership of Certain Beneficial Owners and Management" in this Consent Revocation Statement. The address of each of NAPICO's associates is National Partnership Investments Corp. 9090 Wilshire Boulevard, Beverly Hills, California 90211. The address of each of Coast's associates is Coast Housing Investments Associates, 9090 Wilshire Boulevard, Beverly Hills, California 90211. The amount of Partnership interests owned beneficially, directly or indirectly by each of Coast's associates is set forth below.



NAME AND ADDRESS OF BENEFICIAL OWNER           TITLE OF CLASS                   AMOUNT
------------------------------------           --------------              ----------------
Nicholas G. Ciriello                      Limited Partnership Units            $32,500


     The number of each class of securities of the Parent(1) or the Subsidiary(2) of the Partnership beneficially owned by the participants, directly or indirectly, is set forth below.

 NAME OF BENEFICIAL OWNER   PARENT OR SUBSIDIARY COMPANY       TITLE OF CLASS           AMOUNT
----------------------------------------------------------------------------------------------
REAL III                    Real Estate Associates, L.P. Partnership Interests            99.9%
                                                         (limited partner)
----------------------------------------------------------------------------------------------
NAPICO                      Real Estate Associates, L.P. Partnership Interests             0.1%
                                                         (general partner)
----------------------------------------------------------------------------------------------

---------------
(1) NAPICO (the "Parent"), as Managing General Partner, may be deemed the parent entity of the Partnership.

(2) Real Estate Associates, L.P. (the "Subsidiary"), an entity in which the Partnership holds a majority interest, may be deemed a subsidiary entity of the Partnership.

INFORMATION CONCERNING AGREEMENTS WITH PARTICIPANTS

     Except as described in this Appendix A or in the Consent Revocation Statement, none of the participants nor any of their respective affiliates or associates (together, the "Participant Affiliates"), have entered into any agreement or understanding with any person respecting any Partnership Units, including joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

     Except as described in this Appendix A or in the Consent Revocation Statement, no Participant Affiliate directly or indirectly beneficially owns any interests in the Partnership. Except as described in this Appendix A or in the Consent Revocation Statement, none of the participants own any securities of the Parent or the Subsidiary of the Partnership. Furthermore, except as described in this Appendix A or in the Consent Revocation Statement, no Participant Affiliate is either a party to any transaction or series of transactions since May 1, 1999, or has knowledge of any currently proposed transaction or series of transactions, (i) to which the Partnership or the Parent was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any Participant Affiliate had, or will have, a direct or indirect material interest.

     Charles H. Boxenbaum and Bruce Nelson have both entered into employment agreements with NAPICO. The agreements provide for their compensation and restrict their ability to conduct activities that conflict with the business of NAPICO. The agreements with Mr. Boxenbaum and Mr. Nelson are for a three-year term and expire on December 31, 2001. Alan I. Casden entered into a five-year employment agreement on December 30, 1998 with Casden Properties Inc., an affiliate of the Partnership. The agreement provides for his compensation and restricts his ability to conduct activities that conflict with the business of Casden Properties Inc. No other Participant Affiliate has entered into any agreement or understanding with any person respecting future employment by the Partnership or its affiliates or any future transactions to which the Partnership or any of its affiliates will or may be a party.

     Except as described in this Appendix A or in the Consent Revocation Statement, there are no contracts, arrangement or understandings by any Participant Affiliate within the past year with any person with respect to ownership interests in the Partnership.

                        FORM OF CONSENT REVOCATION CARD

                       REAL ESTATE ASSOCIATES LIMITED III

       THIS REVOCATION OF CONSENT IS SOLICITED BY REAL ESTATE ASSOCIATES LIMITED III IN OPPOSITION TO THE SOLICITATION BY BOND PURCHASE, LLC.

     The undersigned, a limited partner of Real Estate Associates Limited III (the "Partnership"), acting with respect to all of the limited partnership interests held by the undersigned, hereby revokes any and all consents that the undersigned may have given with respect to each of the following proposals:

              THE GENERAL PARTNERS OF THE PARTNERSHIP UNANIMOUSLY
             RECOMMEND THAT YOU "REVOKE CONSENT" FOR ITEMS 1 AND 2.

1.  Removal of General Partners

                [ ] REVOKE CONSENT         [ ] DO NOT REVOKE CONSENT

2.  Continuation of the Partnership and election of new general partner, New
    G.P.

                [ ] REVOKE CONSENT         [ ] DO NOT REVOKE CONSENT

     IF NO DIRECTION IS MADE, THIS CONSENT REVOCATION CARD WILL BE DEEMED TO REVOKE ALL PREVIOUSLY EXECUTED CONSENTS WITH RESPECT TO ANY OR ALL OF THE PROPOSALS SET FORTH HEREIN.

         PLEASE SIGN, DATE, FAX TO (214) 887-7198 ATTN: SHARI EASTWOOD
                  AND MAIL THIS CONSENT REVOCATION CARD TODAY.

     Please sign your name below. If your interests are held jointly, each limited partner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                Dated:  , 2001

                                                --------------------------------
                                                Name:
                                                Title:

                                                --------------------------------
                                                Name (if held jointly):
                                                Title:

                                                  PLEASE SIGN, DATE AND RETURN
                                                    THIS CONSENT REVOCATION
                                                   PROMPTLY. IF YOU HAVE ANY
                                                 QUESTIONS OR NEED ASSISTANCE,
                                                  PLEASE CALL D.F. KING & CO.,
                                                       INC. TOLL-FREE AT
                                                        1-800-249-6427.